Exhibit 4.26

Power of Attorney

I, Xiaoliang Lei, a People’s Republic of China (“China” or the “PRC”) citizen with PRC Identification Card No.: ***, and a holder of RMB500,000 in the registered capital of Hainan Miaoka Network Technology Co., Ltd. (the “Company”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Beijing Yiliulinger Information Technology Co., Ltd. (the “Yiliulinger”) to exercise the following rights relating to all equity interests held by me now and in the future in the Company (“My Shareholding”) during the term of this Power of Attorney:

The Yiliulinger is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attending shareholders’ meetings of the Company; 2) exercising all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and the Company Articles of Association, including but not limited to the sale, transfer, pledge or disposition of My Shareholding in part or in whole; and 3) designating and appointing on behalf of myself the legal representative, directors, supervisors, chief executive officer and other senior management members of the Company.

Without limiting the generality of the powers granted hereunder, the Yiliulinger shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by and among myself, the Yiliulinger and the Company on June 1, 2018 and the Equity Pledge Agreement entered into by and among me, the Yiliulinger and the Company on June 1, 2018 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by the Yiliulinger shall be deemed as my own actions, and all the documents related to My Shareholding executed by the Yiliulinger shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by the Yiliulinger.

The Yiliulinger is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, the Yiliulinger shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of the Company, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the Yiliulinger through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English. The Chinese version and English version shall have equal legal validity.

Xiaoliang Lei

By:	/s/ Xiaoliang Lei
June 1, 2018

Accepted by

Beijing Yiliulinger Information Technology Co., Ltd.

By:	/s/ Xiaoliang Lei /common seal/
Name:	Xiaoliang Lei
Title:	Legal Representative

Acknowledged by:

Hainan Miaoka Network Technology Co., Ltd.

By:	/s/ Xiaoliang Lei /common seal/
Name:	Xiaoliang Lei
Title:	Legal Representative

Power of Attorney

I, Wang Li, a People’s Republic of China (“China” or the “PRC”) citizen with PRC Identification Card No.: ***, and a holder of RMB500,000 in the registered capital of Hainan Miaoka Network Technology Co., Ltd. (the “Company”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Beijing Yiliulinger Information Technology Co., Ltd. (the “Yiliulinger”) to exercise the following rights relating to all equity interests held by me now and in the future in the Company (“My Shareholding”) during the term of this Power of Attorney:

The Yiliulinger is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attending shareholders’ meetings of the Company; 2) exercising all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and the Company Articles of Association, including but not limited to the sale, transfer, pledge or disposition of My Shareholding in part or in whole; and 3) designating and appointing on behalf of myself the legal representative, directors, supervisors, chief executive officer and other senior management members of the Company.

Without limiting the generality of the powers granted hereunder, the Yiliulinger shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by and among myself, the Yiliulinger and the Company on June 1, 2018 and the Equity Pledge Agreement entered into by and among me, the Yiliulinger and the Company on June 1, 2018 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by the Yiliulinger shall be deemed as my own actions, and all the documents related to My Shareholding executed by the Yiliulinger shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by the Yiliulinger.

The Yiliulinger is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, the Yiliulinger shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of the Company, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the Yiliulinger through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English. The Chinese version and English version shall have equal legal validity.

Wang Li

By:	/s/ Wang Li
June 1 , 2018

Accepted by

Beijing Yiliulinger Information Technology Co., Ltd.

By:	/s/ Xiaoliang Lei /common seal/
Name:	Xiaoliang Lei
Title:	Legal Representative

Acknowledged by:

Hainan Miaoka Network Technology Co., Ltd.

By:	/s/ Xiaoliang Lei /common seal/
Name:	Xiaoliang Lei
Title:	Legal Representative